UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 29, 2018 (November 28, 2018)
 OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 WEST FRONT STREET, RED BANK, NEW JERSEY 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On November 28, 2018, Diane F. Rhine and Mark G. Solow, both members of the Board of Directors of the Registrant, notified the Registrant that, in order to devote more time to their personal business and families, they will not be standing for reelection at the Company’s 2019 annual stockholders meeting and will retire from the Boards of the Registrant and OceanFirst Bank N.A. the Registrant’s banking subsidiary (the “Bank”) at that time.

(d)     On November 28, 2018, the Registrant appointed Nicos Katsoulis to its Board of Directors, effective January 1, 2019. It has not yet been determined on which Committees of the Board of the Registrant Mr. Katsoulis will serve. However, because Mr. Katsoulis was formerly an employee of the Registrant, he will not serve on the Audit, Human Resources/Compensation or Leadership Committees at this time. Mr. Katsoulis was also appointed to the Board of Directors of the Bank, effective January 1, 2019. Further information regarding Mr. Katsoulis is included in the Press Release attached hereto as Exhibit 99.1.

Item 8.01        Other Events
On November 29, 2019, the Registrant issued a press release announcing the above retirements and appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits

99.1	Press release announcing the retirements of Diane F. Rhine and Mark G. Solow and appointment of Nicos Katsoulis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Date: November 29, 2018	/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing the Retirements of Diane F. Rhine and Mark G. Solow and the Appointment of Nicos Katsoulis.